EXHIBIT 10.6

RELEASE & SATISFACTION OF LOAN

This release & satisfaction of loan agreement (this “Release Agreement”), is made and entered into as of November 30, 2019 (the “Effective Date”), by and between NMG Cathedral City, LLC, a California limited liability company (the “Lender”), and Satellites Dip, LLC, a California limited liability company (the “Borrower”). As used herein, Lender and Borrower shall collectively be referred to as the “Parties” and individually as a “Party.”

WHEREAS, Lender and Borrower entered into a loan and security agreement, dated as of June 6, 2019 (the “Loan Agreement”), whereby Borrower secured a loan from Lender, evidenced by a promissory note (the “Note”) (collectively, the “Loan Documents”);

WHEREAS, the Parties agree and acknowledge that there remains a certain amount of the loan outstanding, due and payable to Lender (the “Loan Amount”);

WHEREAS, as partial satisfaction for the Loan Amount, Borrower is entering contemporaneously into that certain equipment purchase agreement (the “Equipment Purchase Agreement”) whereby Borrower is selling certain enumerated equipment to Lender, the value of the sale to be applied to the outstanding Loan Amount (the “Equipment Value”);

WHEREAS, contemporaneously with this Release Agreement, the Parties are entering into that certain brand director agreement (the “Brand Director Agreement”), and as additional satisfaction for the loan amount, Lender is receiving a waiver of five (5) months of the contribution fee (as defined therein) (the “Waiver”);

WHEREAS, the Parties expressly agree that the Equipment Value plus the Waiver shall constitute complete payment and satisfaction of the Loan Amount; and

NOW THEREFORE, in consideration of the following covenants and conditions, the Parties acknowledge and agree as follows:

1. Satisfaction and Discharge of Loan Agreement. Lender hereby acknowledges and agrees that all indebtedness and any other obligation from Borrower to Lender arising under the Loan Agreement and the Note in the original principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) is hereby satisfied and discharged in full, including without limitation, any accrued and unpaid interest, fees, charges, and expenses relating to the Loan Documents. The Borrower expressly acknowledges and agrees that the discharge, release, and satisfaction of the Loan Amount contained herein is granted based upon Borrower’s obligations and duties pursuant to the Equipment Purchase Agreement (including assigning all rights, title, and interest to the equipment therein to Lender) and its Waiver of certain consideration under the Brand Director Agreement.

2. Release of Loan Agreement. Lender, for itself and its representatives, executors, successors, and assigns, hereby remise, release, and forever discharge the Borrower, its successors and assigns, from any and all manner of actions, cause and causes of action, suits, debts, sums of money, bills, bonds, damages, and demands whatsoever, in law or equity, arising out of the Loan Documents, and the execution and delivery thereof.

3. Cancellation of Note. Pursuant to Section 2(d) of the Loan Agreement, Lender is providing this Release Agreement to Borrower, and is attaching the Note as canceled, attached hereto as Exhibit A.

4. Limited to Loan Documents. The Parties expressly agree and acknowledge that this Release Agreement only applies to and relates to the Loan Agreement and Note, and does not relate to or apply to any other contract, agreement, undertaking, understanding, or covenant.

The signature below signifies the binding intention of this Release Agreement to benefit both the Lender and any successors, dated as of November 30, 2019.

NMG Cathedral City, LLC (“Lender”)

By:	/s/ Stephen ‘Trip’ Hoffman

Name:	Stephen ‘Trip’ Hoffman

Title:	Authorized Signatory

EXHIBIT A

Promissory Note

[see attached]